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                                THE UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2003

IMH ASSETS CORP. (as depositor under an Indenture, dated as of June 30, 2003, providing for, inter alia, the issuance of Collateralized Asset-Backed Bonds, Series 2003-7)

                                IMH Assets Corp.
             (Exact name of registrant as specified in its charter)

        CALIFORNIA                  333-103591                  33-0705301
(State or Other Jurisdiction       (Commission               (I.R.S. Employer
     of Incorporation)             File Number)             Identification No.)

1401 Dove Street                                                   92660
Newport Beach, California                                       (Zip Code)

(Address of Principal
Executive Offices)

Registrant's telephone number, including area code, is (949) 475-3600

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Item 2. Acquisition or Disposition of Assets.

      On June 30, 2003, a single series of bonds, entitled IMH Assets Corp., Collateralized Asset- Backed Bonds, Series 2003-7 (the "Bonds"), were issued pursuant to an indenture, dated as of June 30, 2003 (the "Agreement"), between Impac CMB Trust Series 2003-7, a Delaware statutory trust, as Issuer (the "Issuer"), and Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee").

Item 5. Other Events.

Description of the Mortgage Pool

      The Bonds, issued pursuant to the Agreement, evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund"), consisting primarily of a segregated pool (the "Mortgage Pool") of conventional, one- to four-family, adjustable-rate first lien and fixed-rate second lien mortgage loans having original terms to maturity of not greater than 30 years (the "Mortgage Loans"). The mortgage loans have an aggregate principal balance of approximately $297,750,000 as of June 1, 2003.

      The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of June 1, 2003.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a) Not applicable

            (b) Not applicable

            (c) Exhibits:

      Exhibit No.       Description
      -----------       -----------

          99.1 Characteristics of the Mortgage Pool as of June 1, 2003, relating to IMH Assets Corp., Collateralized Asset-Backed Bonds, Series 2003-7.

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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         IMH ASSETS CORP.


                                         By:      /s/ Richard J. Johnson
                                            -----------------------------------
                                         Name:    Richard J. Johnson
                                         Title:   Chief Financial Officer

Dated: July 15, 2003

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                                  EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------

99.1 Characteristics of the Mortgage Pool as of June 1, 2003, relating to IMH Assets Corp., Collateralized Asset-Backed, Series 2003-7.